Form C

Cover Page

Name of issuer:

KOHA, LLC

Legal status of issuer:

Form: Limited Liability Company

Jurisdiction of Incorporation/Organization: IL

Date of organization: 1/9/2017

Physical address of issuer:

406 N Aberdeen St
Chicago IL 60642

Website of issuer:

http://www.koha.life

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

5.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

Securities equal to 2.0% of the securities sold will be issued to the intermediary upon a successful fundraise.

Type of security offered:

- [ ] Common Stock
- [ ] Preferred Stock
- [ ] Debt
- [x] Other

If Other, describe the security offered:

Simple Agreement for Future Equity (SAFE)

Target number of securities to be offered:

60,000

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $60,000; interests will be sold in increments of $1; each investment is convertible to one unit as described under Item 13.

Target offering amount:

$60,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$500,000.00

Deadline to reach the target offering amount:

11/2/2018

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

3

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$127,220.00	$21,100.00
Cash & Cash Equivalents:	$2,688.00	$0.00
Accounts Receivable:	$30,000.00	$0.00
Short-term Debt:	$14,208.00	$5,395.00
Long-term Debt:	$0.00	$0.00
Revenues/Sales:	$0.00	$0.00
Cost of Goods Sold:	$0.00	$0.00
Taxes Paid:	$0.00	$0.00
Net Income:	($209,606.27)	($82,458.00)

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

KOHA, LLC

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Janet Alikpala	CEO	KOHA, LLC	2017

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Janet Alikpala	CEO	2017
Janet Alikpala	Founder	2017
Shaun Black	Founder	2017
Alexandra Carlson	CTO	2017

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Vireo LLC	Membership Interests. Vireo LLC is owned by Shaun Black	83.0

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

Technological changes, a shift in customer demand, new competitors entering the market or any other large-scale changes.

The Company may never receive a future equity financing or elect to convert the Securities upon such future financing. In addition, the Company may never undergo a liquidity event such as a sale of the Company or an IPO. If neither the conversion of the Securities nor a liquidity event occurs, the Purchasers could be left holding the Securities in perpetuity. The Securities have numerous transfer restrictions and will likely be highly illiquid, with no secondary market on which to sell them. The Securities are not equity interests, have no ownership rights, have no rights to the Company's assets or profits and have no voting rights or ability to direct the Company or its actions.

One or more of KOHA's competitors could offer services similar to those offered by the company, which would cause downward pressure on the prices the company would be able to charge for its services.

While KOHA believes that there will be customer demand for its service, there is no assurance that there will be broad market acceptance of the KOHA's offerings. There also may not be broad market acceptance of KOHA's offerings if competitors offer services which are preferred by prospective customers. In such event, there may be a material adverse effect on KOHA's results of operations and financial condition, and KOHA may not be able to achieve its goals.

While many rewards/loyalty programs have been successful at scale there is no guarantee that KOHA will due to it being unproven in the marketplace

KOHA has limited operating history. KOHA was formed in 2016 and spent a year and a half building out our platform. KOHA has operating expenses and has generated a small amount of revenue at the start of 2018. We are in the early phase and just launched our live testing of the business model in a suburb of the Chicagoland area, Downers Grove.

KOHA has limited operating history. KOHA was formed in 2016 and has operating expenses and has generated a small amount of revenues. We are in the early phase and just launched our live testing of the business model in a suburb of the Chicagoland area, Downers Grove. There is no assurance that KOHA can generate revenues with it small business marketing system and even if revenues are generated there is no assurance that we can earn a profit. The likelihood of its success should be considered in light of the problems, expenses, difficulties, complications, and delays usually encountered by companies in their early stages of development, with low barriers to entry. KOHA may not be successful in attaining the objectives necessary for it to overcome these risks and uncertainties.

KOHA is in the testing phase and has agreed to work with the Education Foundation of Downers Grove District 58 and local YMCA for free during our testing period. Current metrics (activation, redemption, inactivity, attrition rates) is unproven and it could take at least six months to generate measurable data to properly test our program. The likelihood of its success should be considered in light of the problems, expenses, difficulties, complications, and delays usually encountered by companies in their early stages of development, with low barriers to entry. Koha may not be successful in attaining the objectives necessary for it to overcome these risks and uncertainties.

Growth for KOHA relies on two factors: Independent Promoters from Schools and Non-Profits and Small Business Owners. For KOHA to succeed, it needs to experience significant expansion in signing up a small business for the small business marketing system which requires the benefiting nonprofits to engage in and to promote our business model.

While KOHA believes that there will be significant involvement from independent promoters from the schools and non-profits benefiting from our model, there is no assurance that volunteers will be engaged or retained to promote our business model. There is a risk that KOHA will not be able to activate schools and non-profits to engage or retain independent promoters to go out into the community to sign up businesses because this is unproven in our business model. In such event, there may be a material adverse effect on KOHA's results of operations and financial condition, and the company may not be able to achieve its goals.

KOHA believes that there will be significant demand from small business owners, there is no assurance that there will be broad market acceptance of the marketing services or retention our current small business base. In such event, there may be a material adverse effect on KOHA's results of operations and financial condition, and the company may not be able to achieve its goals.

As a development stage, non-public company KOHA is not subjected to financial and disclosure controls and procedures under Sarbanes Oxley Act of 2002. If it were necessary to implement such financial and disclosure controls and procedures, the cost to the company of such compliance could be substantial and could have a material adverse effect on the KOHA's results of operations

KOHA's owns the Intellectual Property Rights through the Technological Platform is owned by a Third Party, iProject, LLC. KOHA owns the Intellectual Property Rights however the technological platform or "background intellectual property" is owned and managed by a third party per a service agreement. KOHA can end the service agreement with the third-party vendor but the third-party vendor owns the rights to negotiate with a new software supplier and license agreement for the transfer of code and know how. Any change with KOHA's service provider could have a material adverse effect on our business, results of operations and financial condition.

Our future success depends on the efforts of a small management team. The loss of services of the founding team may have an adverse effect on the company. There can be no assurance that we will be successful in attracting and retaining other personnel we require to successfully grow our business.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The Company intends to use the net proceeds of this offering for working capital and general corporate purposes, which includes the specific items listed in Item 10 below. While the Company expects to use the net proceeds from the Offering in the manner described above, it cannot specify with certainty the particular uses of the net proceeds that it will receive from from this Offering. Accordingly, the Company will have broad discretion in using these proceeds.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$60,000**

Use of Proceeds: We take a grassroots approach to growth/marketing. Due to the strength of the program and the valuable incentives being offered to users, our platform/program will scale without the need for aggressive salespeople.

This being said we do need continue to grow our relationships with local organizations, PTA's and nonprofit community groups in order to tap into their networks and scale the program.

The breakdown of the use of funds at $60,000 would be as follows:

30% Marketing, 20% social media, 30% technology maintenance, 15% New Hires, 5% Wefunder Intermediary fee

---

If we raise: **$500,000**

Use of Proceeds: If we meet our fundraising maximum target, we will increase our platform/program's reach to other invested school and nonprofit communities. We will also hire additional account managers to help manage grassroots marketing and communications efforts in each community we serve.

The breakdown of the use of funds at $500,000 would be as follows:

25% Marketing, 15% social media, 25% technology maintenance, 30% New Hires, 5% Wefunder Intermediary fee

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor's commitment will typically be recorded within a few minutes. The commitment will also be available on the Investor's "My Investments" screen on the wefunder.com website. After the offering closes, the contract will be counter-signed by the Company. The executed investment contract will then be sent to the investor via email, and is also available to download on the "My Investments" screen.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. Investments may be in book entry form. This means that the Investor may not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen. At the option of the Company, you may receive an electronic certificate.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 450 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 450 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

To view a copy of the SAFE you will purchase, please see
Appendix B, Investor Contracts.
The main terms of the SAFEs are provided below.

The SAFEs. We are offering securities in the form of a Simple Agreement for Future Equity ("SAFE"), which provides Investors the right to **units** in the Company ("**Units**"), when and if the Company sponsors an equity offering that involves **Units**, on the standard terms offered to other Investors.

Conversion to Equity. Based on our SAFEs, when we engage in an offering of equity interests involving **Units**, **Investors will receive a number of Units** calculated using the method that results in the greater number of **Units**:

- (i) the total value of the Investor's investment, divided by the price of **Units** issued to new Investors , or
- (ii) if the valuation for the company is more than **$1,500,000 million** (the "Valuation Cap"), the amount invested by the Investor divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time.

Additional Terms of the Valuation Cap.
For purposes of option (ii) above, the Company's capitalization will be measured as all **units** outstanding at the time, not including any SAFEs or convertible notes, plus any **units** reserved and available for future grant under any equity incentive or similar plan of the Company or to be created or increased in connection with our equity offering at that time.

Investors who receive **Units** subject to the Valuation Cap will also receive dividend rights.

Voting Rights. Investors do not have voting rights.

Private Sales for Major Investors. **Investors who invest at least $25,000 and are "accredited investors" will receive the right to purchase a pro-rata share of privately placed securities occurring after an equity offering covered by the SAFEs.**

Execution. Investors who invest less than **$25,000** will typically not execute transaction documents in order to receive Units at the time of an applicable equity offering. Instead, a "Designated Lead Investor" will execute the documents for them, provided that the documents are consistent with the **Units** received by new investors in the Company, modified, if applicable, based on the terms of the SAFE.

Liquidity Events.
If the Company has an initial public offering or is acquired by, merged with, or otherwise taken over by another company or new owners prior to Investors in the SAFEs receiving **Units**, Investors will receive, at their option, either

- (i) cash in the amount of their investment or
- (ii) **units** equal to the amount invested by the Investor in the SAFEs divided by the quotient of (a) the Valuation Cap divided by (b) the number of outstanding **Units**, but excluding any **units** reserved and available for future grant under any equity incentive or grant, SAFEs, and/or convertible promissory notes.

If there is not enough cash available to pay other holders of Units and SAFE Investors who choose option (i), funds will be distributed first to other holders of **Units** and then holders of the SAFEs on a pro-rata basis. Any remaining amounts will be paid in **units**. In this scenario, the amounts payable to SAFE Investors may be reduced under certain circumstances, such that Investors may not recoup part or all of their investment from the Company.

Termination of the Company.
If the Company ceases operations, liquidates, dissolves, winds up or has its assets assigned to creditors prior to an issuance of securities involving **Units**, the Company will pay first the other holders of existing **Units**, based on the terms of the Company's certificate of incorporation, and then holders of the SAFEs. If there are not sufficient Company assets to pay holders of the SAFEs the amount of their investments, as determined by the Company's management, payments will be made on a pro-rata basis. In this case, Investors may not recoup part or all of their investment from the Company.

Repurchases If the Company determines, in its sole discretion, that it is likely that within six months the securities of the Company will be held of record by a number of persons that would require the Company to register a class of its equity securities under the Securities Exchange Act of 1934, as amended, as required by Section 12(g) thereof, the Company shall have the option to repurchase this instrument from the Investor for the greater of (i) the Purchase Amount and (ii) the fair market value of this instrument, as determined by an independent appraiser of securities chosen by the Company.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

Any provision of a SAFE may be amended and any Investor's right waived as follows:

(i) if the Investor is not a Major Investor, any provision of a SAFE (other than the Valuation Cap for such SAFE) may be amended, waived or modified only upon the written consent of the Company and either (A) the Designated Lead Investor or (B) the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors;

(ii) if the Investor is a Major Investor, any provision of the SAFE (other than the Valuation Cap for such SAFE) may be amended, waived or modified only upon the written consent of the Company and the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors who are Major Investors; and

(iii) regardless of whether the Investor is or is not a Major Investor, the Valuation Cap may be amended, waived or modified only (i) upon the written consent of the Company and the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors or (ii) as contemplated in the definition of the Valuation Cap for such SAFE.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the one year period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term “accredited investor” means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term “member of the family of the purchaser or the equivalent” includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term “spousal equivalent” means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	

Describe any other rights:

This is an LLC so no Units have been authorized yet. Alexandra Carlson has 17% voting power and Vireo LLC, owned by Shaun Black (founder) has 83% voting power.

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering).

These changes could result in further limitations on the voting rights the Investor will have as an owner of equity in the Company, for example by diluting those rights or limiting them to certain types of events or consents.

To the extent applicable, in cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional equity, an Investor's interest will typically also be diluted.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

None

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the unitholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the unitholders** may change the terms of the operating agreement for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The unitholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The unitholders have the right to redeem their securities at any time. **Unitholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional units, an Investor's interest will typically also be diluted.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The offering price for the securities offered pursuant to this Form C has been determined arbitrarily by the Company, and does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby.

The initial amount invested in a SAFE is determined by the investor, and we do not guarantee that the SAFE will be converted into any particular number of **units**. As discussed in Question 13, when we engage in an offering of equity interests involving **Units**, Investors may receive a number of **Units** calculated as either (i) the total value of the Investor's investment, divided by the price of the **Unit** being issued to new Investors, or (ii) if the valuation for the company is more than the Valuation Cap, the amount invested divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time.

Because there will likely be no public market for our securities prior to an initial public offering or similar liquidity event, the price of the **Units** that Investors will receive, and/or the total value of the Company's capitalization, will be determined by our **management**. Among the factors we may consider in determining the price of **Units** are prevailing market conditions, our financial information, market valuations of other companies that we believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

In the future, we will perform valuations of our **units** that take into account, as applicable, factors such as the following:

- unrelated third party valuations;

- the price at which we sell other securities in light of the relative rights, preferences and privileges of those securities;

- our results of operations, financial position and capital resources;

- current business conditions and projections;

- the marketability or lack thereof of the securities;

- the hiring of key personnel and the experience of our management;

- the introduction of new products;

- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Management, and the Investor will have no independent right to name or remove an officer or member of the Management of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from unitholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company to manage the Company so as to maximize value for unitholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company. If the Management of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its unitholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

None

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
		No exempt offerings.		

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☑ Yes
☐ No

For each transaction specify the person, relationship to issuer, nature of interest in transaction, and amount of interest.

Name	Alexandra Carlson
Amount Invested	$120,000.00
Transaction type	Other
Issue date	12/01/17
Relationship	Family Member

Alexandra is the chief technology officer of Koha and an equity partner. She is related to the third-party contractor that developed the Koha Website, Portal Outline, Koha App. In addition, there is an annual service contract for Server/Hosting/Management/License Fees in the amount of $1,478. This was a capital contribution.

Name	Shaun Black
Amount Invested	$285,076.00
Transaction type	Loan
Outstanding principal plus interest	$0.00 as of 05/10/18
Interest rate	0.0% per annum
Relationship	Founder

This was capital contribution paid by Shaun Black and is not expected to be paid back. Shaun owns Vireo LLC, which has 83% voting power in Koha, LLC.

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

With KOHA, small businesses, schools & nonprofits mutually benefit one another. We encourage the "Community Heroes" of small businesses to donate a portion of a customer's purchase to schools and nonprofits communities. Those same communities rally to support those small business partners in return. Local families and individuals earn personal rewards that can be used universally with any KOHA merchant, creating a true community network of giving.

We launched our pilot with an audience of 13,000 people associated with a local elementary school district and nonprofits in Downers Grove, Illinois. We have a growing user base and bring real value to our merchant partners, so our ambition is to grow beyond the Chicago suburbs into major markets.

Given the Company's limited operating history, the Company cannot reliably estimate how much revenue it will receive in the future, if any.

Milestones

KOHA, LLC was incorporated in the State of Illinois in January 2017.

Since then, we have:

- Self-funded development through BETA

- Established partnerships with a Chicago-area school district and two local nonprofit organizations as KOHA's pilot and launch market

- Attracted an experienced team of entrepreneurs, fundraising experts, and technology leaders as executives, board members, and advisors

- Robust, fully-functioning merchant solution currently being piloted

Vireo LLC is an owner of Koha Life LLC. Vireo LLC is owned by our founder Shaun Black. In 2016, Vireo, LLC began to develop our KOHA team and incurred operational expenses prior to formalizing KOHA, LLC in 2017.

Historical Results of Operations

Our company was organized in January 2017 and has limited operations upon which prospective investors may base an evaluation of its performance. 2016 figures are included below as the company incurred operational expenses prior to formalizing in 2017.

- *Revenues & Gross Margin.* For the period ended December 31, 2017, the Company had revenues of $0. For the period ended December 31, 2016, the Company had revenues of $0.

- *Assets.* As of December 31, 2017, the Company had total assets of $127,220, including $2,688 in cash. As of December 31, 2016, the Company had total assets of $21,100.00, including $0 in cash.

- *Net Loss.* The Company has had net losses of $209,606.27 for the fiscal year ended December 31, 2017 and net losses of $82,458.00 for the fiscal year ended December 31, 2016.

- *Liabilities.* The Company's liabilties totaled $14,208 for the fiscal year ended December 31, 2017 and totaled $5,395.00 for the fiscal year ended December 31, 2016.

Vireo LLC is an owner of Koha Life LLC. Vireo LLC is owned by the founder, Shaun Black. In 2016, Vireo, LLC began to develop the KOHA team and incurred operational expenses prior to formalizing KOHA, LLC in 2017. Vireo Life has been a capital contributor to Koha Life, LLC.

Related Party Transaction

Refer to Question 26 of this Form C for disclosure of all related party transactions.

Liquidity & Capital Resources

We have been given $120,000 capital contributions in December 2017 as well as a total of $285,076 from the founder Shaun Black who has bootstrapped operations until this point. Both Alexandra and Shaun have voting power: 17% towards Alexandra and 83% owned by Vireo LLC, which is owned by Shaun Black. We are relying on a successful fundraise but in lieu of that, would have to seek other options.

After the conclusion of this Offering, should we hit our minimum funding target, our projected runway is 6 months before we need to raise further capital.

We plan to use the proceeds as set forth in this Form C under "Use of Funds". We don't have any other sources of capital in the immediate future.

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. We plan to raise capital in 12 months. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Runway & Short/Mid Term Expenses

KOHA, LLC cash in hand is $29,678.53, as of April 2018. Over the last three months, revenues have averaged $0/month, cost of goods sold has averaged $0/month, and operational expenses have averaged $15,000/month, for an average burn rate of $15,000 per month. Our intent is to be profitable in 24 months.

KOHA's system test launched on January 1, 2018 in Downers Grove, Illinois. The test area was pre-selected to test all technical and operations systems prior to our Official Product Launch scheduled for January 2019. More than 25 local businesses in and around Downers Grove have already joined KOHA and we have secured a strategic partnership with the Education Foundation of Downers Grove District 58 and The Indian Boundary YMCA.

We are planning on entering surrounding communities at the end of the first quarter of 2018 that have shown a strong desire to participate as the results of our system test has shown positive results.

Koha expects to maintain the current run rate of revenue and expense.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:
   A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No
   B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No
   C. engaging in savings association or credit union activities?☐ Yes ☑ No
ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No
ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No
iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No
ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and

- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

https://www.koha.life//invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Exchange Act Sections 13(a) or 15(d);
2. the issuer has filed at least one annual report and has fewer than 300 holders of record;
3. the issuer has filed at least three annual reports and has total assets that do not exceed $10 million;
4. the issuer or another party purchases or repurchases all of the securities issued pursuant to Section 4(a)(6), including any payment in full of debt securities or any complete redemption of redeemable securities; or the issuer liquidates or dissolves in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

SAFE (Simple Agreement for Future Equity)

Appendix C: Financial Statements

Financials 1

Appendix D: Director & Officer Work History

Alexandra Carlson
Janet Alikpala
Shaun Black

Appendix E: Supporting Documents

MULTI_MEMBER_OPERATING_AGREEMENT_01.12.18__2___3_.doc


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Future Equity (SAFE)

$1.5M valuation cap

A SAFE gives you the right to future shares in KOHA. If you invest, you're betting the company will be worth more than $1.5M in the future.

INVEST $25K FOR PRO RATA RIGHTS.

INVESTOR PERKS

$250+ Dial-My-Heart. A valuable 15-minute phone call and gain tips on making a project happen from Founder Shaun Black or CEO Janet Alikpala.

$500+ Portable KOHA party. A small-batch box of goodies from local KOHA merchant partners, non-perishable goods.

$1,000+ Fifteen minutes of fame! Backers act as a co-interviewer to interview Founder Shaun Black or CEO Janet Alikpala.

$5,000+ Personal photo op and a lunch date with Founder Shaun Black and CEO Janet Alikpala at Downers Grove's newest restaurant, Cadence Kitchen!

$10,000+ The first taste. Get a VIP invite to Founder Shaun Black and business partner, Executive Chef Tim Canning's restaurant, Cadence Kitchen in Downers Grove, Illinois and get an exclusive preview of the new menu prepared by Chef Tim Canning.

"With KOHA, small businesses, schools, & nonprofits mutually benefit one another. We encourage the "Community Heroes" of small businesses to donate a portion of a customer's purchase to schools and nonprofits communities. Those same communities rally to support those small business partners in return. Local families and individuals earn personal rewards that can be used universally with any KOHA merchant, creating a true community network of giving.



Janet I. Alikpala
CEO, CO-FOUNDER, KOHA

OUR AMBITION

We launched our pilot with an audience of 13,000 people associated with a local elementary school district and nonprofits in Downers Grove, Illinois. We have a growing user base and bring real value to our merchant partners, so our ambition is to grow beyond the Chicago suburbs into major markets.

KEY FACTS

- Self-funded development through BETA.
- Established partnerships with a Chicago-area school district and two local nonprofit organizations as KOHA's pilot and launch market.
- Attracted an experienced team of entrepreneurs, fundraising experts, and technology leaders as executives, board members, and advisors.
- Robust, fully-functioning merchant solution currently being piloted.

DOCUMENTS

KOHA_how_it_works.png

https://koha.life *from Chicago Illinois* RETAIL MARKETING MARKETPLACE MOBILE SOFTWARE SOCIAL IMPACT B2B MAIN STREET SUSTAINABILITY COMMUNITY

Why I Like KOHA

"I am thankful for all the support the community has shown for my business the last few years. It's nice to have a way to give back so they know we support them as well, not just with the services we provide, but as an invested member of the community."


HOW IT WORKS

Dr. Elizabeth Spence

OWNER, SMILE DOWNERS GROVE

THE BUZZ ABOUT KOHA

"Our Education Foundation puts together fundraising events and it can be a challenge to cultivate funds from new resources to grow these programs while our main focus is to maintain our current level of support from existing donors. Charitable giving budgets change year to year. We know that. KOHA becomes our partner in this shared challenge."



Elizabeth O'Toole

President, Education Foundation of Downers Grove District 58

"This type of technology is normally only available to larger businesses. I'm glad someone came up with this so that my business can focus on serving the community and not stress about giving back."



Kevin Beasley

Owner, FotoHouze, LLC

"KOHA will give my business a chance to be more visible to families in the school district. I'm excited to reach out to more families in a better way."



Dr. Ross Gavino

Co-Owner, CounterStrike MMA Academy

KOHA available in Downers Grove to help District 58 & Indian Boundary YMCA

KOHA, the mobile app that aims to increase revenue to small businesses' and support community fundraising efforts through consumer incentives, has just launched its iOS and Android-friendly mobile application this month, January, 2018.

January 4, 2018 @ https

Gamifying Fundraising for Schools and Nonprofits

We uniquely drive community traffic to local merchants by generating automatic donations on each customer transaction. KOHA families will continue to participate because they're earning personal rewards that accrue much faster than traditional small business rewards programs.


Dashboard
Dashboard
Goodmorning, Erin!
2532
Points
Belle Aire Elementary School
FUNDRAISING LEADERBOARD
Franklin Andrews
Martha Thompson
Dashboard
Your purchases make a positive impact on local schools. Monitor the success of your efforts and those of your peers through our real time dashboard.


Dashboard
Merchants
Schools
Transactions
Rewards

Supporting Small Businesses, Schools, and Nonprofits Has Never Been Easier

KOHA_how_it_works.png

We believe that supporting small businesses, schools, and nonprofits is vital in *giving communities life*. Not only do these organizations build a community's character, they also strengthen important partnerships among neighbors and residents by offering positive social and economic relationships.

Get to know our KOHA Merchant Partners


DANNY GLOVER, OWNER
SKUDDLEBUTT'S PIZZA


#COMMUNITY HERO
Jon & Molly Scoggin, owners
Mojo's East Coast Eats
KOHA


HERO
Kevin Beasley, Owner


HERO
Dr. Ross Gavino, Owner
CounterStrike MMA Academy


Paul Kludac, Owner
Detail Kings


HERO
Charlene Pontrelli, Owner
Cellar 406

Meet the Founders



Janet I. Alikpala

CEO, Co-Founder

Leader in nonprofit & corporate foundation fundraising, campaign development.



Shaun Black

Founder, Innovator

Serial entrepreneur who's built successful ventures, experienced failure, reinvented, grown. The most important thing he's learned through two decades of business: when in doubt, add value.



Alexandra Carlson

CTO, Co-Founder

Developing KOHA's technology to business goals



Janet I. Alikpala

CEO, Founder

AND THE REST OF THE TEAM



Ron Alikpala
Visual Communications (Part time)
Develops KOHA design and brand standards



Briana Rabiola
Social Media Coordinator (Part time)
Evangelizes, analyzes data, produces content and monitors changes daily.



Bob Lamprou
Business Development (Part time)
Seeks new business opportunities and cultivates investment partnerships



Cori Jenkins
Project Manager (Part time)
Organizes, plans, procures and executes projects and keeps KOHA in check

Interview

– COLLAPSE ALL

WF: What's new about what you're making? How is it different?

KOHA: Where other technology-only loyalty solutions place all of the weight on overburdened small business owners, our comprehensive system creates community-driven loyalty, building reciprocal relationships between small businesses, their customers, and local schools and non-profits. We uniquely drive community traffic to local merchants by generating automatic donations on each customer transaction. KOHA families will continue to participate because they're earning personal rewards that accrue much faster than traditional small business rewards programs.

WF: How big is the market?

KOHA: Our market is conservatively estimated at approximately $7-10 Billion, within our target small business market in the 1,500 - 2,000 U.S. communities that fit the criteria for the KOHA program.

WF: Who are your competitors? How are you different?

KOHA: KOHA has 2 types of competitors: technology-only loyalty programs and fundraising programs. The key difference between us and our competition lies in our reciprocal commerce model. With true reciprocity between small businesses, their customers, and local schools and non-profits, the traditional fundraisers — that so many parents and volunteers dread — becomes a thing of the past, replaced by a more consistent stream of funds for schools and non-profits. Small businesses no longer have to balance decisions about which local school or non-profit to support, because each customer makes the decision about where the percentage of their transactions goes and businesses see a very clear return on their investments in their communities.

WF: What do you understand about your business that others don't get?

KOHA: We know that our reciprocal commerce model, allowing a 'pay-per-sale' model for merchants, is the future of marketing for small business. As small business owners ourselves, we understand how challenging it is for local merchants to build effective individual rewards programs because it takes too long to deliver those rewards to the customers. This is why KOHA allows customers to earn and redeem a single, universal rewards currency across all of our merchants, meaning they earn their rewards much faster than traditional programs.

WF: How will you make money?

KOHA: KOHA takes a small percentage of each transaction made by customers in the KOHA program in addition to offering additional marketing opportunities, which merchants pay for on a subscription or campaign basis.

WF: How do you acquire customers?

KOHA: Through a hyper-localized form of influencer marketing in partnership with local non-profits and volunteer groups to build awareness with small businesses in KOHA communities. In our highly-automated system, merchants sign up and get started in minutes, with ongoing information and videos available through our app and merchant portal to help them take full advantage of all of our services.

WF: What's your biggest risk? What keeps you up at night?

KOHA: Our biggest risk is our ability to execute quickly enough to meet market demand. We have built automation into every part of our processes and system so that all our team has to do is focus on creating awareness and bringing more communities into KOHA.

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RISKS

1 Technological changes, a shift in customer demand, new competitors entering the market or any other large-scale changes.

2 The Company may never receive a future equity financing or elect to convert the Securities upon such future financing. In addition, the Company may never undergo a liquidity event such as a sale of the Company or an IPO. If neither the conversion of the Securities nor a liquidity event occurs, the Purchasers could be left holding the

READ MORE RISKS

OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, use of funds, and more.

THE FUNDING PORTAL

KOHA is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

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